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                                                                    EXHIBIT 23.3


               [NETHERLAND, SEWELL & ASSOCIATES, INC. LETTERHEAD]



           CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS


     As independent petroleum engineers and geologist, we hereby consent to the incorporation by reference in this Registration Statement of our Firm's review of the proved oil and gas reserve quantities as of January 1, 1997, for certain of Apache Corporation's interests located in The Arab Republic of Egypt, and to all references to our Firm included in this Registration Statement.


                                        NETHERLAND, SEWELL & ASSOCIATES, INC.



                                        By: /s/ CLARENCE M. NETHERLAND
                                           -------------------------------------
                                            Clarence M. Netherland
                                            Chairman


Dallas, Texas
April 5, 1999